Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of CorVel Corporation (the “Company”), pertaining to the CorVel Corporation 2025 Stock Incentive Plan, of our report dated May 23, 2025, relating to the Company’s consolidated financial statements, financial statement schedule and internal controls, included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025.

/s/ Haskell & White LLP
HASKELL & WHITE LLP

Irvine, California

November 6, 2025